Exhibit 5(c)


                    [Letterhead of Ray, Quinney & Nebeker]



                                                July 3, 1996


Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee 38132
Attention:  Chief Financial Officer


      RE:   FEDERAL EXPRESS CORPORATION -- EQUIPMENT TRUST
            CERTIFICATES -- SHELF REGISTRATION

Ladies and Gentlemen:

            We have acted as counsel to First Security Bank, National Association, a national banking association, in its individual capacity ("First Security") and not in its individual capacity but solely as owner trustee ("Owner Trustee") under one or more Trust Agreements ("Trust Agreements"), in connection with the filing by Federal Express Corporation ("Federal Express") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), of the Registration Statement on Form S-3 to which this opinion is attached as
Exhibit 5(c), which Registration Statement we understand is to be filed with the Securities and Exchange Commission on or about the date hereof (as such Registration Statement may be amended from time to time, the "Registration Statement"). The Registration Statement relates to the issuance from time to time of up to $1,000,000,000 aggregate principal amount of Equipment Trust Certificates (the "Certificates") that will be issued by the Owner Trustee in connection with certain leveraged lease finance transactions pursuant to one or more Trust Agreements, each between First Security and the owner participant named therein (the "Owner Participant"), and one or more Trust Indenture and Security Agreements (individually an "Indenture", collectively the "Indentures") among the Owner Trustee, State Street Bank and Trust Company ("SSB") as indenture trustee, and Federal Express.

            We have examined a form of Trust Agreement and a form of Indenture which you have furnished to us and which have been filed as exhibits to the Registration Statement. We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

            The opinions set forth herein are limited to the federal laws of the United States of America governing the banking and trust powers of First Security, the laws of the State of Utah and, solely with respect to the validity and binding nature of the Indentures and the Certificates, the laws of the State of New York. Insofar as the opinions expressed herein involve the laws of the State of New York, we have with your permission and without independent investigation relied entirely upon the opinion letter of even date herewith of Davis Polk & Wardwell, and the opinions set forth herein are subject to each of the assumptions, exceptions, qualifications and limitations contained in such opinion letter. We have assumed that the Trust Agreements and the Indentures will not differ in any material respect from the forms of Trust Agreement and Indenture filed as exhibits to the Registration Statement and that no relevant provision of Utah, New York or United States of America federal law will have differed in any material respect from such law as in effect on the date hereof.

            Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

            1. First Security is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers.

            2. Upon the execution and delivery by First Security and the Owner Trustee, as the case may be, of each of the Trust Agreements and the Indentures and assuming that at the time of such execution and delivery First Security continues in existence as a national banking association in good standing and has maintained its current full corporate power and authority to enter into and perform the Trust Agreements and the Indentures, each of the Trust Agreements and the Indentures will constitute a legal, valid and binding obligation of the Owner Trustee (and, to the extent set forth in the respective Trust Agreements and Indentures, of First Security) enforceable against the Owner Trustee (and, to the extent set forth in the respective Trust Agreements and Indentures, against First Security) in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and assuming each of the Trust Agreements was properly authorized, executed and delivered by the owner participant named therein and that the terms of the Trust Agreements are not in violation of any laws, documents, judgments, regulations or other provisions applicable to the owner participant, each of the Trust Agreements constitutes, under the laws of the State of Utah, a legal, valid and binding obligation of the owner participant enforceable against the owner participant named therein in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3. Assuming (i) the due authorization, execution and delivery of each of the Indentures by each of the parties to each such document (other than First Security or the Owner Trustee, as the case may be),
      (ii) that each such party (other than First Security or the Owner Trustee, as the case may be) had, at the time of execution, the corporate power, authority and legal right to execute, deliver and perform each Indenture to which it is a party, (iii) that each such party (other than First Security or the Owner Trustee, as the case may be) continues to have such power, authority and legal right, (iv) that the execution, delivery and performance of each such Indenture by each such party (other than First Security or the Owner Trustee, as the case may be) did not and does not violate such party's respective charter or by-laws and fully complies with all laws and governmental rules and regulations (federal, state, or otherwise) that may be applicable to such party, in its individual or trust capacity, as the case may be, (v) that no such document has been terminated, amended, transferred or assigned, and (vi) that First Security or the Owner Trustee, as the case may be, has maintained its current full corporate power and authority to enter into and perform the Trust Agreements and Indentures and to enter into, issue and perform the Certificates to be issued under each Indenture, (a) upon the execution and delivery of the Indentures by First Security or the Owner Trustee, as the case may be, the Indentures will constitute valid and binding agreements of First Security or the Owner Trustee, as the case may be, and (b) upon the due execution by the Owner Trustee and the due authentication by SSB of each Certificate to be issued under each such Indenture, in each case in accordance with the terms of each such Indenture, each such Certificate, when issued and sold in accordance with the purchase agreement or underwriting agreement between Federal Express and the purchasers or underwriters, as the case may be, named therein will be a valid and binding obligation of the Owner Trustee and will be entitled to the benefits of the Indenture pursuant to which it was issued.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus and in any subsequently filed prospectus supplements forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.


                                                Very truly yours,


                                                /s/ RAY, QUINNEY & NEBEKER